EXHIBIT 13

             Schedule of Computation of Each Performance Quotation
                     Provided in the Registration Statement


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             Schedule for Computation of Each Performance Quotation
                     Provided in the Registration Statement

1. The Average Annual Total Returns quoted in the Statement of Additional Information were calculated as follows:

o Non-Standardized Average Annual Total Returns are calculated by taking the ending Accumulated Unit Value for the period divided by the beginning Accumulated Unit Value for the period minus the Certificate Maintenance Charge minus 1. This can be characterized by the following formula:

                               AUV(1)/AUV(0) - CMC - 1

o Standardized Average Annual Total Returns are calculated by subtracting the Surrender Charge from the Non-Standardized Average Annual Total Return figure. This can be characterized by the following formula:

                                AUV(1)/AUV(0) - CMC - 1 - SC

Where: AUV(1) = Accumulated Unit Value at the end of the period. AUV(0) = Accumulated Unit Value at the beginning of the period.
             CMC =    Certificate Maintenance Charge
                                        .649 x $40/44,740
             SC =         Surrender Charge
                          WC x (1 - {0.1[AUV(1)/AUV(0) - CMC]})
                          Where WC = Withdrawal Charge

2. The Current Yield and Effective Current Yield quoted in the Statement of Additional Information were calculated as follows:

o Current Yield is calculated by dividing the sum of the daily net income rate over a seven day period by the beginning Accumulated Unit Value for the period, all multiplied by the ratio of 365 days over 7 days. This can be characterized by the following formula:

                        Sum of Daily Income Rate for 7 days / AUV(0) x (365/7)

o Current Effective Yield is calculated by adding 1 to the sum of the daily net income rate over a seven day period divided by the beginning Accumulated Unit Value for the period, all to the power of the ratio of 365 days over 7 days minus 1. This can be characterized by the following formula:

                               {(1 + [Sum of Daily Income Rate for 7 days /
                               AUV(0)]) all to the power of (365/7)} - 1

Where AUV(0) = Accumulated Unit Value at the beginning of the period.